Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cars.com Inc. 2025 Inducement Equity Incentive Plan of our reports dated February 27, 2025, with respect to the consolidated financial statements of Cars.com Inc. and the effectiveness of internal control over financial reporting of Cars.com Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

December 18, 2025